UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2010

        PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	0-11635 (Commission File Number)	59-2058100 (I.R.S. Employer Identification No.)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2010, James W. Sight was unanimously appointed by the Board of Directors of the Registrant to be a director and Vice Chairman of the Board.

On May 26, 2010, Paul J. Denby was unanimously appointed by the Board of Directors of the Registrant to be a director on the Board.

A copy of the Registrant’s Press Release dated June 1, 2010 announcing these changes is attached hereto as Exhibit 99.1

In accordance with the provisions of our bylaws and the Securities Purchase Agreement dated February 27, 2009, as amended, with Perseus Partners VII, L.P. (the “Investor”), the total number of directors who serve on our Board of Directors is currently set at eight. In order to increase the number of directors serving on the Board from seven to eight, it was necessary to secure the consent of the Investor. The Investor consented to an eight-member Board until such time as the Investor acts on its continuing right under the Securities Purchase Agreement to designate a member for election or appointment to the Board. Upon such designation, we shall take all such actions as are necessary to cause the Board to consist of only seven members, including the member designated by the Investor, even if that should necessitate the resignation of then-incumbent members of the Board. Each incumbent member of the Board has agreed that in such an eventuality, the Chairman may determine which members may be obliged to resign.

ITEM 9.01.	Financial Statements and Exhibits.

(d) EXHIBITS.

99.1           Press Release, dated June 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.
Date: June 2, 2010	By: /s/ Dennis M. McGrath
Dennis M. McGrath President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                      Description

99.1                      Press Release of the Company, dated June 1, 2010.